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                                                                    Exhibit 23.1


                            Green Hasson & Janks LLP
                           Business Advisors and CPAs





September 12, 2007



To the Board of Directors of
Innozen, Inc.
6429 Independence Avenue
Woodland Hills, California  91367

We consent to the use of our report dated August 7, 2007 relating to the financial statements of Innozen, Inc. as of December 31, 2006 and 2005 in your 8-K/A of Healthsport, Inc.



Sincerely,


/s/ Donald J. Snyder
Donald J. Snyder, CPA
Partner

DJS/pm